Exhibit 99.2


                              CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT is dated as of June 30, 1999 among CAPITAL TRUST, INC., a Maryland corporation ("Lender"), having an address at 605 Third Avenue, 26th Floor, New York, New York 10016; PROMETHEUS SOUTHEAST RETAIL TRUST, a Maryland real estate investment trust ("Prometheus"), having an address at c/o Lazard Freres Real Estate Investors L. L.C., 30 Rockefeller Center, New York, New York 10020, Attention: John A. Moore, and LaSalle National Bank ("Bank"), having an address at 135 South LaSalle Street, Suite 1626, Chicago, Illinois 60674-4107, Attention: Mary Anne Ashmore.

                                   RECITALS

          A. Lender has agreed to make a loan to LSFRI II SPV REIT Corp., a Delaware corporation ("Borrower"), in the principal sum of $52,500,000 ("Loan") in accordance with the provisions of a certain Loan Agreement (the "Loan Agreement") dated of even date herewith. The Loan Agreement, this Agreement and all other documents of any nature whatsoever evidencing, securing or guarantying the Loan in whole or in part, or otherwise executed and delivered in connection with the Loan or relating thereto, as the same may be modified or amended from time to time, are hereinafter collectively called the "Loan Documents".

          B. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement.

          C. Prometheus is the sole record and beneficial owner of 21,052,631 shares capital stock ("Stock") of Konover Property Trust, Inc., a Maryland corporation (the "Company"), evidenced by certificate numbers TKP 0028, TKP 0026, TKP 0027 and TKP 0033 (the "Certificates").

          D. Lender is willing to make the Loan only if Prometheus agrees to execute and deliver this Agreement as additional protection to the Lender for the performance by the Borrower and the members of the Borrower Control Group of their obligations contained in the Loan Documents.

          E. Prometheus will derive substantial economical benefit from the Loan, and therefore, Prometheus desires to execute this Agreement in order to satisfy the conditions described in the foregoing paragraph.

          NOW THEREFORE, in consideration of Lender's agreement to make the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Prometheus hereby delivers to Bank as custodian for Prometheus and Lender all the Certificates, and agrees to deliver all other certificates and instruments representing the Stock from time to time received, receivable or otherwise distributed in respect of or exchange for the Stock. In addition, Prometheus agrees to deliver to Bank in its capacity as custodian from time to time all securities, rights, options, warrants, and other instruments issued to Prometheus from time to time on account of its ownership of the Stock, to be held subject to the terms and provisions of this Agreement.

          Section 2. Prometheus shall be entitled to continue to exercise any and all voting rights and powers relating to or pertaining to the Stock or any part thereof for any purpose not inconsistent with the terms and provisions of the Loan Documents.

          Section 3. Each of Prometheus and Lender hereby appoints the Bank as its agent, to hold on its behalf and for its benefit, the Certificates. The Bank hereby accepts such appointments and agrees to perform the responsibilities of the Bank under this Agreement. The sole responsibility of the Bank hereunder shall be to hold the Certificates pursuant to the direction of Lender. Lender agrees that, upon the payment in full of the Indebtedness under the Loan Documents, Lender shall direct the Bank to return the Certificates and all additions thereto to Prometheus.

          Section 4. Borrower shall pay to the Bank the reasonable costs and expenses incurred by the Bank and any reasonable fees of the Bank in the performance of the Bank's obligation under this Agreement.

          Section 5. Lender shall not be liable for any acts, omissions, errors in judgment or mistakes of fact or law, including without limitation, acts, omissions, errors or mistakes with respect to the Certificates, except for those arising as a result of Lender's wilful misconduct or gross negligence. Without limiting the generality of the foregoing, except as otherwise expressly provided for in this Agreement or as required by applicable law, Lender shall have no duty with respect to the Certificates, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Certificates or the Stock, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other right pertaining to the Certificates or the Stock. Lender is hereby authorized by Prometheus to act on any written instruction reasonably believed by Lender in good faith to have been given or sent by Prometheus.

          Section 6. (a) Bank shall not be under any obligation or duty to perform any act which will involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies.

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

Prometheus shall indemnify and hold Bank, its employees and officers harmless from and against any loss, cost or damage (including without limitation reasonable attorneys' fees and costs) incurred by Bank in connection with the transaction contemplated hereby, except for such loss, cost or damage incurred because of the gross negligence or wilful misconduct of the Bank, its employees and officers.

          (b) Bank shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature reasonably believed by it in good faith to be genuine, and it may be presumed that any Entity purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so unless Bank has actual knowledge to the contrary. Bank may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Bank shall not be liable to Prometheus or Lender for any act or omission done or omitted to be done by Bank in reliance upon any instruction, direction or certification received by Bank and without gross negligence or wilful misconduct.

          Section 7. Bank shall have the right to resign as custodian under this Agreement upon 30 days' prior written notice to the other parties hereto and in the event of such resignation, Lender shall appoint a successor custodian, which may be any U.S. banking institution regulated by the Federal Deposit Insurance Corporation or by the laws of any State, which successor shall be subject to the reasonable approval of Prometheus. No such resignation by Bank shall become effective until a successor shall have been appointed and shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Bank
hereunder.   If no such successor is appointed within 60 days after receipt of the resigning Bank's notice of resignation, the resigning Bank may
petition a court for the appointment of a successor.   In connection with any
resignation by Bank, the resigning Bank shall, at the reasonable cost of Prometheus, duly assign, transfer and deliver to the successor this Agreement and shall take such other actions as may be reasonably required by Lender or the successor in connection with the foregoing.

          Section 8. This Agreement may be amended from time to time in a writing signed by all the parties hereto.

          Section 9. All notices and other communications provided for under this Agreement shall be given and deemed effective if given in accordance with the provisions set forth in the Loan Agreement, except that notices to Bank shall be given to the address of the Bank first written above.

          SECTION 10. THIS IS NOT A PLEDGE OR GRANT OF A SECURITY INTEREST IN OR OTHER RIGHTS, COLLATERAL OR OTHERWISE, TO LENDER IN THE STOCK OR THE


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

CERTIFICATES EXCEPT THE RIGHTS EXPRESSLY SET FORTH HEREIN WITH RESPECT TO CUSTODY THEREOF.

          Section 11 The parties hereto agree that the provisions of Section 5, 9, 14, 15 and 16 ("Incorporated Provisions") of that certain Custodial Agreement, dated as of June 8, 1998, among Bank as custodian, Lender as borrower, and Morgan Stanley Mortgage Capital Inc. as lender, as amended by letter agreement, dated June 30, 1998, by and among the foregoing parties and Morgan Stanley & Co. International Limited are hereby incorporated in this Agreement as if fully set forth herein and with "Custodian" referring to Bank. For convenience of reference, the Incorporated Provisions are attached as Exhibit A hereto. In the event of any inconsistency or conflict between the provisions set forth in the body of this Agreement and the Incorporated Provisions, the Incorporated Provisions shall govern. Prometheus acknowledges that Lender shall deliver the Certificates pursuant to such custodial agreement, but the rights of the Parties to the Certificates shall be governed by this Agreement.

          Section 12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

          Section 13. Prometheus acknowledges and agrees that Lender shall deliver the Certificates to Bank pursuant to that certain Custodial Agreement by and among Lender, Morgan Stanley Mortgage Capital Inc. and Bank, dated June 28, 1998, but the terms and provisions of this Agreement shall govern the rights of the parties to the Certificates.





















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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CAPITAL TRUST, INC.


By: /s/ Peter S. Ginsberg
      Name:  Peter S. Ginsberg
      Title: Vice President



PROMETHEUS SOUTHEAST
RETAIL TRUST


By: /s/ John A. Moore
      Name:  John A. Moore
      Title: Vice President


LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Chris Holly
      Name:  Chris Holly
      Title: Trust Officer




















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